EXHIBIT 10.2

FIRST AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) dated as of December 23, 2005, is made by and between SP REVERCHON PROPERTIES, LP, a Delaware limited partnership (“Seller”) and NNN 3500 Maple, LLC, a Delaware limited liability company (“Buyer”), as successor-in-interest to TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company.

RECITALS

A. Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 21, 2005 (the “Agreement”), in connection with the sale of that certain property located in the City of Dallas, County of Dallas or the State of Texas, which is commonly known by the street address of 3500 Maple, Dallas, Texas, as more particularly described in the Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

B. Buyer and Seller now desire to modify the Agreement.

C. The Agreement has expired and the Seller and Buyer desire to reinstate and amend the Agreement as hereinafter provided.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer do hereby agree that the Agreement is hereby reinstated and amended as follows:

1. Section 2 of the Agreement is hereby amended by deleting the reference to “Sixty Seven Million Dollars U.S. ($67,000,000.00)” and replacing it with “Sixty Six Million Five Hundred Thousand Dollars U.S. ($66,500,000.00)”.

2. Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following”:

“The closing under this Agreement (the “Closing”) shall take place on December 23, 2005 (“Closing Date”). Buyer shall have the right to elect to extend the Closing Date to a date not later than December 27, 2005, as set forth in this Section 6.1. If Buyer elects to extend the Closing Date, Buyer shall, on or prior to the Closing Date, so notify Seller in writing, and shall deliver to Seller an additional amount of Seven Hundred Fifty Thousand Dollars U.S. (U.S. $750,000.00) (the “Third Deposit”). The Third Deposit shall be part of the Deposit and shall be non-refundable to Buyer except in the event of a default by Seller which results in the termination of this Agreement, or in the event of certain casualty or condemnation events as set forth herein.”

3. A new Section 17.13 is added to the Agreement, as follows:

“17.13 Section 3 — 14 Audit.

Seller agrees to cooperate with the Buyer in conjunction with the Section 3-14 audit requirements imposed upon Buyer. Seller’s cooperation is limited to (i) making its books and records for the calendar year 2004 available for inspection during normal business hours upon two business days prior notice and (ii) delivering a “representation letter” in the form attached hereto as Exhibit “M”. This Section 17.13 shall survive for the six (6) month period after the Close of Escrow.”

4. A new Exhibit M is added to the Agreement in the form attached hereto as Exhibit A.

5. All other terms and conditions of the Agreement not specifically modified or supplemented by this Amendment shall remain unchanged and in full force and effect, and the Agreement, as supplemented by this Amendment, is hereby ratified and confirmed. This Amendment (a) shall be governed, construed and enforced under the laws of the State of Texas, (b) contains the entire understanding of the parties with respect to the provisions of the Agreement amended and supplemented hereby, (c) may not be modified except by a writing signed by both parties and (d) and shall be binding upon and inure to the benefit of Seller and Buyer, and their respective successors and permitted assigns.

6. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

7. The parties agree that this Amendment may be transmitted between them by facsimile machine and the parties intend that a faxed Amendment containing either the original and/or copies of the signature of all parties shall constitute a binding Amendment. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original agreement and all of which when taken together shall be deemed to be one and the same agreement.

4.

IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the date set forth above.

SELLER:	SP REVERCHON PROPERTIES, LP a Delaware limited partnership

By: SP REVERCHON OFFICE PROPERTIES GP,

LLC, Delaware limited liability company, its sole

general partner

By: /s/ MICHAEL BURRICHTER

Name: MICHAEL BURRICHTER

Its: VICE PRESIDENT

By: /s/ MING J. LEE

Name: MING J. LEE

Its: ASSISTANT VICE PRESIDENT

BUYER:	NNN 3500 MAPLE, LLC, a Delaware limited liability company

By: Triple Net Properties, LLC, a Virginia limited liability company, Manager

By: /s/ LOUIS J. ROGERS

Name: LOUIS J. ROGERS

Its: PRESIDENT